UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

Fidelity Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01571	88-6585799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

October 2025 Distributions

On October 28, 2025, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1750	$—	$0.1750
Class S Common Shares	$0.1750	$0.0179	$0.1571
Class D Common Shares	$0.1750	$0.0053	$0.1697

The distributions for each class of Shares are payable to shareholders of record as of the open of business on October 31, 2025, and will be paid on or about November 28, 2025.

Additionally, on October 28, 2025, the Fund declared variable supplemental distributions for each class of its Shares in the amount of $0.0160 per share. The variable supplemental distributions are payable to shareholders of record as of the open of business on October 31, 2025, and will be paid on or about November 28, 2025.

These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01 Other Events

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of September 30, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of September 30, 2025
Class I Common Shares	$25.27
Class S Common Shares	$25.24
Class D Common Shares	$25.27

As of September 30, 2025, the Fund’s aggregate NAV was $1.2 billion, the fair value of its investment portfolio was $2.0 billion and it had principal debt outstanding of $917.1 million, resulting in a debt-to-equity ratio of approximately 0.79 times.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $4.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering and the Private Offering as of the date of this filing (through the October 1, 2025 subscription date). The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued		Total Consideration (1)
Offering:
Class I Common Shares	48,166,309		$1,229.8 million
Class S Common Shares	105,963		$2.7 million
Class D Common Shares	475	$	— million
Private Offering:
Class I Common Shares	127,855		$3.3 million
Class S Common Shares	—	$	— million
Class D Common Shares	—	$	— million
Total Offering and Private Offering*	48,400,602		$1,235.8 million

* Amounts may not sum due to rounding.

(1) Total consideration for Class D Common Shares as of October 1, 2025 was approximately $12.1 thousand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Fund

Date: October 28, 2025	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer